Exhibit 99.2

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

Minneapolis, Minnesota

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2017

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2017

June 30, 2017
(in thousands)
CURRENT ASSETS
Cash and cash equivalents	$550
Accounts and contracts receivable, net	9,115
Contract retainage	1,909
Inventories	2,388
Prepaid expenses	910
Costs and estimated earnings in excess of billings	3,873

Total Current Assets	18,745

PROPERTY AND EQUIPMENT, NET	1,256

OTHER ASSETS
Goodwill and intangible assets, net	2,376
Other	377

Total Other Assets	2,753

TOTAL ASSETS	$22,754

CURRENT LIABILITIES
Line of credit and current portion of long-term debt	$4,610
Accounts payable	3,224
Accrued expenses and other liabilities	1,483
Billings in excess of costs and estimated earnings	1,132
Customer deposits	1,623

Total Current Liabilities	12,072

LONG-TERM LIABILITIES
Long-term debt, net of current portion and debt costs	348
Other debt	8,706

Total Liabilities	21,126

COMMITMENTS AND CONTINGENCIES
EQUITY	1,628

TOTAL LIABILITIES AND EQUITY	$22,754

See notes to unaudited condensed consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2017

Six Months Ended June 30, 2017
(in thousands)
NET SALES	$27,738
COST OF GOODS SOLD	21,460

Gross Profit	6,278
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,294

INCOME FROM OPERATIONS	1,984
OTHER INCOME (EXPENSE)
Interest expense	775

INCOME BEFORE INCOME TAXES	1,209

PROVISION FOR INCOME TAXES	—

NET INCOME	$1,209

See notes to unaudited condensed consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2017

Six Months Ended June 30, 2017
(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,209
Adjustments from net income to operating cash flows
Depreciation and amortization	287
Changes in assets and liabilities:
Accounts receivable	(2,510)
Contract retainage	59
Inventories	222
Prepaid expenses and other assets	(439)
Costs and estimated earnings in excess of billings	(3,176)
Accounts payable	52
Accrued expenses and other liabilities	(359)
Billings in excess of costs and estimated earnings	137
Customer deposits	1,334

Net Cash Used In Operating Activities	(3,184)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(374)

Net Cash Used in Investing Activities	(374)

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances on line of credit	4,027
Payments on long-term debt	(303)
Net change in related party note	193
Distributions	(1,759)

Net Cash Provided By Financing Activities	2,158

Net Change in Cash and Cash Equivalents	(1,400)
CASH AND CASH EQUIVALENTS – Beginning of Year	1,950

CASH AND CASH EQUIVALENTS – END OF YEAR	$550

See notes to unaudited condensed consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2017

(Dollars in Thousands)

NOTE 1 – Summary of Significant Accounting Policies

Nature of Operations

Stadium Consolidation, LLC owns the majority of the outstanding ownership of Staging Concepts Acquisition, LLC (together, the “Company”) and, as a result, has consolidated those results. Staging Concepts Acquisition, LLC manufactures and installs portable stage platforms and railing systems for stadiums, theatres, auditoriums, and other commercial buildings. All significant intercompany transactions and balances have been eliminated upon consolidation.

Recent Accounting Pronouncements

In May 2014, the FASB issued guidance creating Accounting Standards Codification (“ASC”) Section 606, “Revenue from Contracts with Customers.” The new section will replace Section 605, “Revenue Recognition,” and creates modifications to various other revenue accounting standards for specialized transactions and industries. The section is intended to conform revenue accounting principles with a concurrently issued International Financial Reporting Standards to reconcile previously differing treatment between United States practices and those of the rest of the world and to enhance disclosures related to disaggregated revenue information. The standard permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The standard also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. The Company is still in the process of evaluating the effect of adoption on the consolidated financial statements and is currently assessing contracts with customers. The Company anticipates they will expand their consolidated financial statement disclosures in order to comply with the new standard and has not yet concluded on the transition method upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU No. 2016-02 was issued to increase transparency and comparability among organizations by recognizing all lease transactions (with terms in excess of 12 months) on the balance sheet as a lease liability and a right-of-use asset (as defined). ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with earlier application permitted. Upon adoption, the lessee will apply the new standard retrospectively to all periods presented or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is currently assessing the effect that ASU No. 2016-02 will have on its results of operations, financial position and cash flows.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2017

(Dollars in Thousands)

NOTE 2 – Inventory

Inventories consisted of the following as of June 30:

2017
Raw materials	$1,764
Work in-process	792
Finished goods	20

2,576
Reserve for obsolescence	(188)

$2,388

NOTE 3 – Costs and Estimated Earnings on Uncompleted Projects

Percentage of completion results consisted of the following as of June 30:

2017
Costs incurred on uncompleted projects	$36,640
Estimated earnings	14,316

50,956
Less billings to date	(48,215)

$2,741

The above data is presented in the accompanying balance sheet as follows:

Cost and estimated earnings in excess of billings	$3,873
Billings in excess of costs and estimated earnings	(1,132)

$2,741

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2017

(Dollars in Thousands)

NOTE 4 – Line of Credit

In September 2015, the Company obtained a revolving line of credit up to $7,000,000 with a bank. The line of credit expires on the earlier of September 2017 or upon default of the Company meeting the obligations defined in the agreement. The line of credit is secured by substantially all assets of the Company. Interest is calculated at the prime plus 1.50%, with a minimum interest rate of 5.00%. As of June 30, 2017, $4.0 million was outstanding under the line of credit. The line of credit also allows the Company to issue letters of credit up to the lessor of $2,000,000 or available borrowing base. Amounts outstanding under the letter of credit accrue interest between 1.50% and 2.00% annually. The Company had $0 outstanding against the available letter of credit balance as of June 30, 2017.

Terms of the lines of credit include, but are not limited to, covenants which require the Company to maintain specified financial ratios and restrict dividends. As of June 30, 2017, the Company was in compliance with all covenants under the agreement.

NOTE 5 – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of June 30:

2017
Wages and commissions	$760
Income taxes	212
Other	511

Accrued Expenses and Other Current Liabilities	$1,483

NOTE 6 – Long-term Debt

In September 2015, the Company obtained a bank note payable “Term Note A” of $3,500,000. Term Note A is due in monthly installments of $48,611 plus interest at the greater of prime plus 1.25% or 5.25%. In January 2016, the Company obtained a bank note payable “Term Note B” of $110,700. Term Note B is due in monthly installments of $1,845 plus interest at the greater of prime plus 1.25% or 5.25%.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2017

(Dollars in Thousands)

Unpaid remaining principal under both bank notes payable is due in September 2020. The bank notes payable are secured by substantially all assets of the Company and are subject to various financial and non-financial covenants.

Outstanding amounts on the bank notes payable consisted of the following as of June 30, 2017:

Term Note A	$852
Term Note B	79

Total long-term debt	931
Less: Current portion	(605)

Long-Term Portion, net	$326

NOTE 7 – Related Party Notes

2015 Related Party Notes

In September 2015, the Company issued notes totaling $8,000,000 with 12.0% cash interest rate and 16.5% effective interest rate. Unpaid interest accretion is capitalized as principal monthly and was $0.7 million during the six months ended June 30, 2017. The related party notes were provided by entities with preferred A and B units in the Company and are secured by substantially all assets of the Company, but is subordinate to the bank line of credit and bank notes payable. Amounts due under the related party notes, including capitalized, unpaid interest accretion, is due in full in September 2020. Outstanding borrowings were $8.4 million as of June 30, 2017. Amounts are presented net of unamortized debt costs of $0.2 million as of June 30, 2017.

Terms of the agreement, as amended, include, but are not limited to, covenants which require the Company to maintain specified financial ratios, restrictive annual capital expenditures and dividends. As of June 30, 2017, the Company was in compliance with all covenants under the agreement. Cash interest expense in connection with the related party notes was approximately $0.7 million for the six months ended June 30, 2017.

NOTE 8 – Commitments and Contingencies

Legal Proceedings

The Company is party to various legal proceedings incidental to its normal operating activities. Although it is impossible to predict the outcome of such proceedings, management believes, based on the facts currently available, that none of such claims will result in losses that would have a materially adverse effect on the Company’s consolidated financial statements.

STADIUM CONSOLIDATION, LLC AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2017

(Dollars in Thousands)

NOTE 9 – Subsequent Events

On July 31, 2017, Staging Concepts Acquisition, LLC (SC) entered into a definitive agreement with the Trex Company, Inc. (Trex) and on that date Trex acquired certain assets and assumed certain liabilities of SC for $71.8 million in cash. The purchase price is subject to adjustment pending final determination of working capital at closing.